UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41102	86-3692449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2021, the U.S. Securities and Exchange Commission declared the Registration Statement on Form S-1 (File No. 333-258619) (the “Registration Statement”), relating to the initial public offering (the “IPO”) of Canna-Global Acquisition Corp (the “Company”), effective. On November 30, 2021, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.000001 par value per share (the “Class A Common Stock”), and one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Offering”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000.

The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. The underwriters exercised their over-allotment option in full for an additional 3,000,000 units at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are $230 million, prior to deducting underwriting discounts, commissions, and other Offering expenses.

Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated November 29, 2021, by and among the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●	a Private Placement Unit Purchase Agreement, dated November 29, 2021, between the Company and Canna-Global LLC (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 802,500 placement units, each consists of one share of Class A Common Stock, $0.000001 par value per share (the “Placement Shares”), and one warrant (the “Placement Warrants”), each whole Placement Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Placement Units”);

●	a Warrant Agreement, dated November 29, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated November 29, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration and Stockholder Rights Agreement, dated November 29, 2021, by and among the Company and the Sponsor, and certain directors of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor and customary piggy-back registration rights for such directors, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon consummation of our initial business combination, the rig of the Sponsor to nominate three individuals for election to the Company’s board of directors;

●	a Letter Agreement, dated November 29, 2021, by and among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of Class A Common Stock held by him in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 12 months (subject to extension to up to 18 months) from the closing of the IPO; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor; and

●	an Administrative Services Agreement, dated November 29, 2021, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time-to-time, for $10,000 per month until the Company’s initial business combination or liquidation.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.3, 4.4, 10.1, 10.2, 10.7, and 10.8 respectively.

Item 3.02. Unregistered Sales of Equity Securities.

On November 30, 2021, simultaneously with the consummation of the Offering, the Company completed a private placement of an aggregate of 802,500 units (the “Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $8,025,000 (the “Private Placement”). The Placement Units are identical to the Units sold as part of the public Units in this offering, except as described in the Company’s Registration Statement and prospectus, including in part that the initial purchasers agreed not to transfer, assign or sell any of the Placement Units or underlying securities (except in limited circumstances, as described in the prospectus) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Placement Units. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. If the Placement Units are held by holders other than the Sponsor or their respective permitted transferees, the Placement Units will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Placement Units have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Company’s IPO on December 2, 2021, the Company filed its second amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) with the State of Delaware, effective the same day. A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

A total of $233,450,000, comprised of the proceeds from the IPO after offering expenses and the proceeds of the sale of the Placement Units, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our Amended and Restated Articles of Incorporation will provide that the proceeds from this offering and the sale of the placement units, will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months at the election of the Company in two separate three-month extensions subject to satisfaction of certain conditions, including the deposit of up $3,450,000 in view of the fact that the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case), or as extended by the Company’s stockholders in accordance with our amended and restated certificate of incorporation), or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (subject to extensions of time as provided herein), subject to applicable law.

In addition, on December 2, 2021, in connection with the closing of the IPO, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of November 29, 2021, between the Company and EF Hutton, division of Benchmark Investments, LLC

4.4	Warrant Agreement, dated as of November 29, 2021, between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Agreement, dated as of November 29, 2021, between Continental Stock Transfer & Trust Company and the Company

10.2	Registration and Stockholder Rights Agreement, dated as of November 29, 2021, among the Company, Canna-Global LLC and certain directors of the Company

10.3	Private Placement Unit Purchase Agreement, dated as of November 29, 2021, between the Company and Canna-Global LLC

10.7	Letter Agreement, dated as of November 29, 2021, among the Company, Canna-Global LLC and each of the officers and directors of the Company

10.8	Administrative Services Agreement, dated as of November 29, 2021, between the Company and Canna-Global LLC

99.1	Press Release dated December 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2021

CANNA-GLOBAL ACQUISITION CORP

By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer